UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

SEVEN STARS CLOUD GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broadway, 19th Floor

New York, NY 10006

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: This Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Seven Stars Cloud Group, Inc. with the U.S. Securities and Exchange Commission on August 10, 2018. The purpose of this Amendment is to amend and restate the original 8K to include additional information in Item 1.01 and to include Exhibit 10.4. Otherwise the text of the original 8K remains unchanged.

Item 1.01.	Entry Into A Material Definitive Agreement.

On June 28, 2018, Seven Stars Cloud Group, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) and a Convertible Bond (the “Bond”) with Advantech Capital Investment II Limited, an exempted company incorporated and existing under the laws of the Cayman Islands (“Advantech”), pursuant to which Advantech invested $12,000,000. Such investment is convertible into common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $1.82. The Bond matures on June 28, 2021 and accrues at an 8% interest rate. Pursuant to the terms of the Bond, Advantech (i) has anti-dilution rights which adjust the $1.82 conversion price in connection with issuances below $1.82, (ii) has most favored nation treatment with respect to convertible note issuances prior to the conversion of the Bond, and (iii) has consent rights with respect to (A) any consolidation, merger or corporate reorganization involving the Company in a value exceeding $25,000,000, (B) any related party transactions in excess of US$5,000,000 and (C) the issuance of any convertible note prior to December 28, 2018 with a principal amount in excess of $40 million. The Company granted registration rights to Advantech pursuant to a Registration Rights Agreement dated June 28, 2018 (the “Registration Rights Agreement”).

On June 21, 2018, the Company entered into an Amended and Restated Subscription Agreement (the “Subscription Agreement”) with GT Dollar PTE Ltd., a Singaporean corporation (“GT”), pursuant to which GT’s prior subscription for $40,000,000 was reduced to $10,000,000.

The foregoing descriptions of the Purchase Agreement, the Bond, the Registration Rights Agreement and the Subscription Agreement are not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the Purchase Agreement and the Bond discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Common Stock discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

The Company issued the shares of its Common Stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 8.01.	Other Events.

On August 10, 2018, the Company issued a press release announcing the entry into the Purchase Agreement, the Bond and the Subscription Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Convertible Note Purchase Agreement, dated June 28, 2018, by and between the Company and Advantech Capital Investment II Limited

10.2	Convertible Bond, dated June 28 2018, by and between the Company and Advantech Capital Investment II Limited

10.3	Amended and Restated Subscription Agreement, dated June 21, 2018, by and between the Company and GT Dollar PTE Ltd.

10.4	Registration Rights Agreement, dated June 28, 2018, by and between the Company and Advantech Capital Investment II Limited

99.1	Press Release, dated August 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: August 17, 2018	By:	/s/ Bruno Wu
Bruno Wu
Chief Executive Officer and Chairman of the Board

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